UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2017

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2017, the Board of Directors of New Peoples Bankshares, Inc. (the “Company”) and subsidiaries appointed Frank Sexton, Jr., Executive Vice President and Chief Operating Officer as Interim Chief Financial Officer and Secretary and Treasurer effective June 30, 2017 in addition to his current duties. Mr. Sexton, age 67, joined the Bank in 1998 as Executive Vice President and Cashier of New Peoples Bank, Inc. and upon the formation of the Company in 2001, he served as Executive Vice President, Chief Financial Officer and Secretary until December 2003. He had previously served as Interim Chief Financial Officer and Secretary and Treasurer of the Company and its subsidiaries from December 17, 2014 to April 26, 2015. There are no arrangements or understandings between Mr. Sexton and any other person or persons pursuant to which Mr. Sexton was appointed as Interim Chief Financial Officer, Secretary and Treasurer of the Company and its subsidiaries. There is no family relationship between Mr. Sexton and any other director or executive officer of the Company.

The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Sexton in connection with his appointment as Interim Chief Financial Officer and Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	June 29, 2017	By:	/s/ C. TODD ASBURY
C. Todd Asbury
President and Chief Executive Officer